Exhibit 99.1

Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2009
San Diego, Calif., February 4, 2010 — Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the fourth quarter and fiscal year of 2009.
Fourth quarter 2009 results:
•	Revenue of $180.6 million, a 12% increase over the $160.9 million reported in the fourth quarter of 2008.

•	GAAP net income for the quarter of $11.7 million, or $0.09 per diluted share, compared to net income of $26.1 million, or $0.20 per diluted share in the comparable period of 2008. Net income for the fourth quarter of 2009 included non-cash charges of $16.5 million in stock compensation expense, $10 million of acquired in-process research and development expense associated with the acquisition of Avantome, Inc., $5.3 million in non-cash interest expense, and other items listed in the table entitled “An Itemized Reconciliation Between GAAP and Non-GAAP Net Income.”

•	Non-GAAP net income for the fourth quarter of 2009 was $37.8 million, or $0.29 per diluted share, compared to $39.4 million, or $0.31 per diluted share, for the fourth quarter of 2008. Net income in the prior year period included a one-time benefit of approximately $2.2 million from the retroactive extension of the US R&D tax credit.
Gross margin in the fourth quarter of 2009 was 69.5% compared to 64.4% in the comparable period of 2008. Excluding the effect of non-cash charges associated with stock compensation and the amortization of intangibles, non-GAAP gross margin was 71.2% for the fourth quarter of 2009 compared to 66.7% in the prior year period.
It should be noted that due to the structure of our financial reporting calendar, the company incurred an additional week of operating activity in the fourth quarter of 2009 as compared to both sequential and prior year periods.
Research and development (R&D) expenses for the fourth quarter of 2009 were $40.4 million compared to $28.3 million in the fourth quarter of 2008. R&D expenses include $5.6 million and $3.8 million of non-cash stock compensation expense in the fourth quarter of 2009 and 2008, respectively. R&D expenses in both periods also include $0.9 million of accrued contingent compensation associated with the Avantome acquisition. Excluding these charges, R&D expenses as a percentage of revenues were 18.8% compared to 14.7% in the prior year period.
Selling, general, and administrative (SG&A) expenses for the fourth quarter of 2009 were $49.5 million compared to $39.2 million for the fourth quarter of 2008. SG&A expenses include $9.6 million and $6.9 million of non-cash stock compensation expense in the fourth quarter of 2009 and 2008, respectively. Excluding these charges, SG&A expenses as a percentage of revenues were 22.1% compared to 20.1% in the prior year period.
The company generated $61.3 million in cash flow from operations during the fourth quarter of 2009 compared to $50.1 million in the prior year period. Depreciation and amortization expenses were $7.9 million and capital expenditures were $6.4 million during the fourth quarter. The company ended the fourth quarter with $693.5 million in cash and investments compared to $815.4 million as of September 27, 2009.
Fiscal 2009 results:
•	Revenue of $666.3 million, a 16% increase over the $573.2 million reported in fiscal 2008.

•	GAAP net income of $72.3 million, or $0.53 per diluted share, compared to $39.4 million or $0.30 per share in 2008. 2009 GAAP net income included non-cash charges of $60.8 million related to stock compensation expense, $19.7 million in non-cash interest expense, $11.3 million of in-process research and development primarily associated with the acquisition of Avantome, Inc., and other items listed in the table entitled “An Itemized Reconciliation Between GAAP and Non-GAAP Net Income.”

•	Non-GAAP net income was $144.9 million, or $1.11 per diluted share, compared to $118.0 million, or $0.93 per diluted share in fiscal 2008.
Gross margin for fiscal 2009 was 68.1%, compared to 61.6% in fiscal 2008. Excluding non-cash charges associated with stock compensation, the amortization of intangibles, and the impairment of manufacturing equipment, non-GAAP gross margin was 69.9% in fiscal 2009 compared to 65.0% in fiscal 2008.
R&D expenses for fiscal 2009 were $140.6 million compared to $100.0 million in fiscal 2008. R&D expenses for 2009 included non-cash stock compensation expense of $20.0 million compared to $14.1 million in 2008. R&D expenses also included $3.7 million and $1.5 million of accrued contingent compensation associated with the acquisition of Avantome, Inc. in 2009 and 2008 respectively. SG&A expenses for fiscal 2009 were $176.3 million compared to $148.0 million in 2008 and included $35.6 million and $28.5 million of non-cash stock compensation expense respectively. During the quarter, the company purchased over 6 million shares of its common stock for approximately $175 million completing both outstanding share repurchase programs.
The company generated $174.5 million in cash from operations in 2009 compared to $87.9 million in 2008. The 2008 amount included $54.5 million in litigation settlement payments, without which, the company generated $142.4 million in cash from operations. Depreciation and amortization expenses for 2009 were $31.3 million and capital expenditures were $52.7 million.
Highlights since our last earnings release:
•	Launched HiSeq 2000, the next generation sequencing system, capable of generating 200GB of data per run using two flowcells and dual surface imaging.

•	Announced that the BGI purchased 128 HiSeq2000 systems, representing the largest order for next-generation sequencing systems to date.

•	Launched the Genome Analyzer IIe, a lower-priced sequencing by synthesis sequencing system ideal for smaller labs and expected to generate output up to 40Gb of data per run.

•	Launched the OmniExpress, a 12 sample BeadChip incorporating Illumina’s 3rd generation array technology and containing over 700,000 variants per sample, or a total of 8.4 million total markers. Customers can process over 1,400 samples per week at a list price $250 per sample.

•	Launched the BovineHD, a 12 sample BeadChip for agricultural livestock with over 700,000 loci from more than 20 different bovine breeds.

•	Announced that The Broad Institute purchased an additional 30 Genome Analyzers bringing its installed base to 89 systems.
Financial Outlook and Guidance
The non-GAAP financial guidance discussed below excludes the incremental interest expense associated with the company’s convertible debt instruments that may be settled in cash, the amortization expense related to intangible assets, contingent compensation expense and the accrual of in-process research and development related to the Avantome acquisition, and the double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay (see table which reconciles these non-GAAP financial measures to the related GAAP measures).
The company expects
•	Revenue growth for the full year 2010 of approximately 20% from 2009 revenue of $666 million.

•	Gross margins in the mid to high 60s.

•	Non-GAAP earnings per share between $0.90 and $1.00.

•	Full year pro forma tax rate of approximately 34%.

•	Stock compensation expense of approximately $73 million or a tax adjusted amount of $0.36 per fully diluted pro forma share.

•	Full-year weighted-average diluted shares outstanding for the measurement of pro forma results of approximately 132 million.
Quarterly Conference Call Information
The conference call will begin at 2:00pm Pacific Time (5:00pm Eastern Time) on Thursday, February 4, 2010. Interested parties may listen to the call by dialing 866.788.0546 (passcode: 47715520), or if outside North America, by dialing +1.857.350.1684 (passcode: 47715520). Individuals may access the live teleconference under the “Corporate/Investor Information” tab of Illumina’s web site at http://www.illumina.com.
A replay of the conference call will be available from 5:00pm Pacific Time (8:00pm Eastern Time) on February 4, 2010 through February 11, 2010 by dialing 888.286.8010, or if outside North America, by dialing +1.617.801.6888 (passcode: 71521642).
Statement Regarding Use of Non-GAAP Financial Measures
The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating margins, cash flow from operations and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense, incremental interest expense and gain on debt extinguishment associated with the company’s convertible debt instruments that may be settled in cash, expense related to in-process and acquired research and development, the amortization expense related to intangible assets, compensation expense related to contingent consideration due to stockholders of Avantome, Inc., and charges for the impairment of manufacturing equipment. Per share amounts also include the double dilution associated with the accounting treatment of the company’s convertible debt outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these non-cash charges provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
Use of Forward Looking Statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are made based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our BeadArray™, VeraCode®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and reagents technology, and (iii) reductions in the funding levels to our primary customers, including as a result of the timing and amount of funding provided by the American Recovery and Reinvestment Act of 2009, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
About Illumina
Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of next-generation life-science tools and integrated systems for the analysis of genetic variation and biological function. Using our proprietary technologies, we provide a comprehensive line of products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, pharmaceutical companies, academic institutions, clinical research organizations, and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness, and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery and clinical research, allow diseases to be detected earlier, and permit better choices of drugs for individual patients.
# # #
CONTACT:

Investors:	Peter J. Fromen	Media:	Wilson Grabill
	Senior Director		Senior Manager
	Investor Relations		Public Relations
	858-202-4507		858-882-6822
	pfromen@illumina.com		wgrabill@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	January 3, 2010	December 28, 2008 (a)
ASSETS

Current assets:
Cash and cash equivalents	$144,633	$327,024
Short-term investments	548,894	313,051
Accounts receivable, net	157,751	133,266
Inventory, net	92,776	73,431
Deferred tax assets, current portion	20,021	8,635
Prepaid expenses and other current assets	17,515	14,154

Total current assets	981,590	869,561

Property and equipment, net	117,188	89,436
Long-term investments	—	55,900
Goodwill (b)	213,452	228,734
Intangible assets, net	43,788	47,755
Deferred tax assets, long-term portion	47,371	30,960
Other assets	26,548	4,825

Total assets	$1,429,937	$1,327,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$52,781	$29,204
Accrued liabilities	98,253	80,355
Long-term debt, current portion	290,202	276,889

Total current liabilities	441,236	386,448

Other long-term liabilities	24,656	18,946
Conversion option subject to cash settlement	99,797	123,110
Stockholders’ equity	864,248	798,667

Total liabilities and stockholders’ equity	$1,429,937	$1,327,171

(a)	Adjusted for the required retroactive adoption of authoritative accounting guidance for convertible debt instruments that may be settled in cash upon conversion.

(b)	Reclassified a portion of goodwill to deferred tax assets to reflect the tax effect of Solexa’s pre-acqusition net operating losses that can be utilized by Illumina.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008 (a)	2010	2008 (a)
Revenue:
Product revenue	$167,532	$152,836	$627,240	$532,390
Service and other revenue	13,032	8,091	39,084	40,835

Total revenue	180,564	160,927	666,324	573,225

Costs and expenses:

Cost of product revenue (excluding impairment of manufacturing equipment and amortization of intangible assets) (b)	48,337	52,107	190,714	192,868
Cost of service and other revenue (b)	5,031	2,547	15,055	12,756
Research and development (b)	40,368	28,339	140,616	99,963
Selling, general and administrative (b)	49,471	39,205	176,337	148,014
Impairment of manufacturing equipment	—	—	—	4,069
Amortization of intangible assets	1,670	2,653	6,680	10,438
Acquired in-process research and development	10,000	—	11,325	24,660

Total costs and expenses	154,877	124,851	540,727	492,768

Income from operations	25,687	36,076	125,597	80,457

Interest and other income (expense), net	(3,399)	(1,096)	(11,472)	(7,770)

Income before income taxes	22,288	34,980	114,125	72,687

Provision for income taxes	10,583	8,888	41,844	33,271

Net income	$11,705	$26,092	$72,281	$39,416

Net income per basic share	$0.10	$0.21	$0.59	$0.34

Net income per diluted share	$0.09	$0.20	$0.53	$0.30

Shares used in calculating basic net income per share	122,818	122,447	123,154	116,855

Shares used in calculating diluted net income per share	136,095	131,301	137,096	133,607

(a)	Adjusted for the required retroactive adoption of authoritative accounting guidance for convertible debt instruments that may be settled in cash upon conversion.

(b)	Includes total stock-based compensation expense for employee stock options and stock purchases:

	Three Months Ended		Year Ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008	2010	2008
Cost of product revenue	$1,160	$976	$4,776	$4,710
Cost of service and other revenue	117	112	514	400
Research and development	5,571	3,797	19,960	14,086
Selling, general and administrative	9,629	6,933	35,561	28,492

Stock-based compensation expense before taxes	$16,477	$11,818	$60,811	$47,688

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008	2010	2008
Net cash provided by operating activities	$61,328	$50,117	$174,496	$87,882
Net cash provided by (used) in investing activities	16,404	(31,222)	(255,718)	(277,249)
Net cash (used in) provided by financing activities	(171,149)	(49,414)	(98,862)	337,672
Effect of foreign currency translation on cash and cash equivalents	(478)	2,324	(2,307)	3,778

Net (decrease) increase in cash and cash equivalents	(93,895)	(28,195)	(182,391)	152,083
Cash and cash equivalents, beginning of period	238,528	355,219	327,024	174,941

Cash and cash equivalents, end of period	$144,633	$327,024	$144,633	$327,024

Calculation of free cash flow (a):
Net cash provided by operating activities	$61,328	$50,117	$174,496	$87,882
Purchases of property and equipment	(6,385)	(14,554)	(52,673)	(59,693)

Free cash flow	$54,943	$35,563	$121,823	$28,189

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Year Ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008	2010	2008
GAAP net income per share — diluted	$0.09	$0.20	$0.53	$0.30
Pro forma impact of weighted average shares	—	0.01	0.03	0.01
Adjustments to net income:
Pro forma impact of stock-based compensation expense	0.08	0.06	0.31	0.25
Pro forma impact of non-cash interest expense (a)	0.03	0.02	0.09	0.09
Other pro forma adjustments	0.09	0.02	0.15	0.28

Non-GAAP net income per share — diluted (b)	$0.29	$0.31	$1.11	$0.93

Shares used in calculating non-GAAP diluted net income per share	129,698	128,044	130,599	126,836

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

GAAP net income	$11,705	$26,092	$72,281	$39,416
Stock-based compensation expense	16,477	11,818	60,811	47,688
Non-cash interest expense (a)	5,331	4,689	19,656	18,219
Acquired in-process research and development expense	10,000	—	11,325	24,660
Amortization of intangible assets	1,670	2,653	6,680	10,438
Compensation expense (c)	919	919	3,675	1,531
Acquired research and development	—	—	2,000	—
Gain on extinguishment of debt	—	—	(767)	—
Impairment of manufacturing equipment	—	—	—	4,069
Pro forma impact on tax expense:
stock-based compensation	(5,744)	(4,397)	(20,121)	(15,844)
non-cash interest expense (a)	(2,082)	(1,842)	(7,691)	$(7,158)
other pro forma adjustments	(516)	(499)	(2,984)	$(5,014)

Incremental non-GAAP tax expense (d)	(8,342)	(6,738)	(30,796)	$(28,016)

Non-GAAP net income (b)	$37,760	$39,433	$144,865	$118,005

(a)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b)	Non-GAAP net income per share and net income exclude the effect of the pro forma adjustments as detailed above. Non-GAAP diluted net income per share and net income are key drivers of our core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

(c)	Compensation expense represents the contingent consideration due to stockholders of Avantome, Inc. for post-combination services for a three year period contingent upon the primary stockholders’ continued employment. This expense is included within research and development on our statements of operations.

(d)	Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP adjustments listed above.

Illumina, Inc.
Results of Operations — Non-GAAP (continued)
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Year Ended
	January 3, 2010		December 28, 2008		January 3, 2010		December 28, 2008
GAAP gross profit	$125,526	69.5%	$103,620	64.4%	$453,875	68.1%	$353,094	61.6%
Stock-based compensation expense	1,277	0.7%	1,088	0.7%	5,290	0.8%	5,110	0.9%
Amortization of intangible assets	1,670	0.9%	2,653	1.6%	6,680	1.0%	10,438	1.8%
Impairment of manufacturing equipment	—	—	—	—	—	—	4,069	0.7%

Non-GAAP gross profit	$128,473	71.2%	$107,361	66.7%	$465,845	69.9%	$372,711	65.0%

Research and development expense	$40,368	22.4%	$28,339	17.6%	$140,616	21.1%	$99,963	17.4%
Stock-based compensation expense	(5,571)	(3.1%)	(3,797)	(2.4%)	(19,960)	(3.0%)	(14,086)	(2.5%)
Compensation expense (a)	(919)	(0.5%)	(919)	(0.6%)	(3,675)	(0.6%)	(1,531)	(0.3%)
Acquired research and development	—	—	—	—	(2,000)	(0.3%)	—	—

Non-GAAP research and development expense	$33,878	18.8%	$23,623	14.7%	$114,981	17.3%	$84,346	14.7%

Selling, general and administrative expense	$49,471	27.4%	$39,205	24.4%	$176,337	26.5%	$148,014	25.8%
Stock-based compensation expense	(9,629)	(5.3%)	(6,933)	(4.3%)	(35,561)	(5.3%)	(28,492)	(5.0%)

Non-GAAP selling, general and administrative expense	$39,842	22.1%	$32,272	20.1%	$140,776	21.1%	$119,522	20.9%

GAAP operating profit	$25,687	14.2%	$36,076	22.4%	$125,597	18.8%	$80,457	14.0%
Stock-based compensation expense	16,477	9.1%	11,818	7.3%	60,811	9.1%	47,688	8.3%
Acquired in-process research and development	10,000	5.5%	—	—	11,325	1.7%	24,660	4.3%
Amortization of intangible assets	1,670	0.9%	2,653	1.6%	6,680	1.0%	10,438	1.8%
Compensation expense (a)	919	0.5%	919	0.6%	3,675	0.6%	1,531	0.3%
Acquired research and development	—	—	—	—	2,000	0.3%	—	—
Impairment of manufacturing equipment	—	—	—	—	—	—	4,069	0.7%

Non-GAAP operating profit (b)	$54,753	30.3%	$51,466	32.0%	$210,088	31.5%	$168,843	29.5%

(a)	Compensation expense represents the contingent consideration due to stockholders of Avantome, Inc. for post-combination services for a three year period contingent upon the primary stockholders’ continued employment. This expense is included within research and development on our statements of operations.

(b)	Non-GAAP operating profit excludes the effect of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance. Non-GAAP gross profit, included within the non-GAAP operating profit, is a key measure of the effectiveness and efficiency of our manufacturing processes, product mix and the average selling prices of our products and services.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow — Non-GAAP
(unaudited)
AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP CASH FLOW FROM OPERATING ACTIVITIES:

	Three Months Ended		Year Ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008	2010	2008
Net cash provided by operating activities	$61,328	$50,117	$174,496	$87,882
Litigation settlements paid in cash (a)	—	—	—	54,536

Non-GAAP net cash provided by operating activities (b)	$61,328	$50,117	$174,496	$142,418

(a)	The company made payments of $90.5 million during the first quarter of 2008 associated with two litigation settlement agreements. Of the total $90.5 million payments, $54.5 million was charged to expense during the fourth quarter of 2007 and $36.0 million was recorded as an intangible asset.

(b)	Non-GAAP cash provided by operating activities is a key driver of our core operating performance. Management has excluded the cash effect of the litigation settlement payments to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
The financial guidance provided below is an estimate based on information available as of February 4, 2010. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company’s Form 10-K for the fiscal year ended December 28, 2008, the company’s Form 10-Q for the fiscal quarters ended March 29, 2009, June 28, 2009 and September 27, 2009 and the company’s Form 10-K for the fiscal year ended January 3, 2010 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Fiscal Year 2010	Diluted net income per share
Non-GAAP	$0.90 - $1.00
Non-cash interest expense (a)	$(0.10)
Other non-GAAP adjustments (b)	$(0.11)

GAAP	$0.69 - $0.79

(a)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b)	Other non-GAAP adjustments reflect the estimated impact on diluted net income per share for fiscal year 2010 from the amortization of intangible assets, compensation expense for the contigent consideration due to stockholders of Avantome, Inc., acquired in-process research and development and the adjustment to the number of diluted shares due to the double dilution associated with the accounting treatment of the company’s convertible debt outstanding and the corresponding call option overlay.